**PRESS RELEASE**

Contact:
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Equitable Financial Corp.
Richard L. Harbaugh (308) 382-3136
Kim E. Marco (308) 382-3136


                            EQUITABLE FINANCIAL CORP.
                            -------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

     Grand Island, Nebraska -- September 19, 2007. Equitable Financial Corp. (OTCBB: EQFC) announced today that the Corporation's annual meeting of shareholders will be held on Tuesday, November 20, 2007.

     Equitable Financial Corp. is the holding company for Equitable Bank, which operates through its main office and full-service branches in Grand Island, North Platte and Omaha.